MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Eaglecrest Resources, Inc., of our report dated May 15, 2008 on our audit of the financial statements of Eaglecrest Resources, Inc. as of April 30, 2008, and the related statements of operations, stockholders' equity and cash flows for April 30, 2008, and the reference to us under the caption "Experts."

Moore & Associates

Moore & Associates Chartered
Las Vegas, Nevada
May 15, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501